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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 23, 2009 with respect to Atlantic Whitehall Growth Fund and Atlantic Whitehall Equity Income Fund, (each a portfolio of Atlantic Whitehall Funds Trust), which is incorporated by reference in this Registration Statement (Form N-14 Nos. 002-25469 and 811-01424) of AIM Equity Funds.

                                        ERNST & YOUNG LLP

New York, New York
June 26, 2009